UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

China Automotive Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-8757 0027

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	CAAS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2021, Jinzghou WiseDawn Electric Car Co. Ltd. (“WiseDawn”), as vendor, entered into a sale and purchase agreement (the “SPA”) with Hubei Henglong Automotive Systems Group Co. Ltd. (“Henglong”), a wholly-owned subsidiary of China Automotive Systems, Inc. (the “Company”), as purchaser, relating to the sale, transfer and assignment of 40% of the issued share capital of Sentient AB, a Swedish automotive technology company specializing in software development and hardware design for advanced steering functions, vehicle motion control and autonomous driving, for total consideration of Euro 20,000,000. The purchase price will be satisfied by cash in three tranches to be paid by Henglong as purchaser pursuant to the SPA.

Two directors of the Company, Mr. Chen Hanlin and Mr. Wu Qizhou, are the majority and minority owners of WiseDawn and hence they are interested parties to the SPA.

Pursuant to the resolutions of the board of directors of the Company dated February 3, 2021, a special committee comprised of three independent directors of the Company, Mr. Heng Henry Lu, Mr. Guangxun Xu, and Mr. Tong Kooi Teo (the “Special Committee”), was set up to oversee and approve the transaction in the SPA. Pursuant to such resolutions, the Company’s management proposed to the Special Committee a transaction plan.

Six meetings were held by the Special Committee to consider the transaction in the SPA. In connection with the transaction documented in the SPA, the Special Committee retained a financial adviser to review the financial aspects of the transaction and appointed its separate legal advisor to direct the formation and governance of the Special Committee as well as to review the SPA.

After due deliberation of the fairness opinion and other factors, the Special Committee decided that it was in the Company’s best commercial interest to approve the SPA and reported back to the board its recommendation to approve the SPA and the proposed transaction plan on June 5, 2021. The board, with abstention by the two interested directors Mr. Chen Hanlin and Mr. Wu Qizhou, voted and adopted the recommendation of the Special Committee and approved the SPA.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

99.1	Sale and purchase agreement dated June 8, 2021 between Jinzghou WiseDawn Electric Car Co. Ltd., as vendor, and Hubei Henglong Automotive Systems Group Co. Ltd., as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: June 9, 2021	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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